T. ROWE PRICE ACTIVE CRYPTO ETF 8-K

Exhibit 10.1

FORM OF DIGITAL ASSET TRADING AGREEMENT

DIGITAL ASSET TRADING AGREEMENT

This DIGITAL ASSET TRADING AGREEMENT (including all terms, schedules, annexes, supplements and exhibits attached hereto, this “Agreement”), is made and entered into on this 12th day of June, 2026, by and between StoneX Digital LLC, a Florida limited liability company (“StoneX”), and T. Rowe Price Sponsor LLC, acting solely as agent on behalf of Counterparty specified on the signature page hereof (“Counterparty”, and together with StoneX, the “Parties” and each a “Party”).

WHEREAS, the Parties desire to enter into periodic transactions for the purchase and sale of cryptocurrency in accordance with the terms and conditions as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I.
PURCHASE AND SALE OF CRYPTOCURRENCY

Section 1.1    Trading. During the term of this Agreement, one Party may request to purchase or sell a specified cryptocurrency (a “Trade Request”) orally, via telephonic or electronic communications, through a selection of a streaming price provided through an application programming interface, internet-based user interface, or other electronic-based system (any such service, an “E-Execution System”), or other communications agreed by the parties (any such method of communicating, “Acceptable Communication”).

(a)	Execution Via a Trade Request. One Party (the “Requesting Party”) may provide to the other Party (the “Responding Party”) a Trade Request. Upon receipt of a Trade Request, the Responding Party may provide via Acceptable Communication to the Requesting Party a price, or formula or method of determining a price, if applicable (which may be denominated in a fiat currency or another cryptocurrency) at which it may be willing to sell or purchase (as the case may be) a specified quantity of such cryptocurrency (a “Indicative Price Quote”). The Requesting Party may offer to transact at the Indicative Price Quote or at a different price or terms (such price or terms the “Price Quote”) and a transaction will be deemed to have been executed (an “Executed Order”) on the terms set forth in the Price Quote at the time and only if Responding Party confirms and agrees to the execution via Acceptable Communication. Following the time of the Executed Order, StoneX shall send to Counterparty a trade confirmation (a “Trade Confirmation”), that confirms the terms of such Executed Order and includes (1) the cryptocurrency to be purchased or sold; (2) the amount of such cryptocurrency to be purchased or sold (the “Specified Cryptocurrency”); (3) the total amount to be paid (or the formula or method of determining the price to be paid, if applicable) by the purchaser to the seller for the purchase of the Specified Cryptocurrency (the “Payment Amount”); and (4) the Settlement Date; provided, however, it shall not be a breach of this Agreement and the parties shall still be obligated to perform any Executed Orders whether or not a Trade Confirmation is provided.

(b)	Electronic Execution. Without limiting the process set forth in subsection (a), StoneX may make an E-Execution System available to Counterparty to assist in facilitating communications, information sharing, and the execution of transactions between the Parties. In the event the Counterparty submits an order for the purchase or sale of a cryptocurrency based on a price streaming provided through the E-Execution System, a transaction will be deemed to have been executed at the time StoneX confirms the execution (an “Executed Order”) via the E-Execution System or another method. Following the time of the Executed Order, StoneX shall provide a Trade Confirmation confirming the terms of the purchase or sale.

Section 1.2    Settlement. For each transaction, Counterparty or StoneX, as the case may be, will sell, transfer and deliver, and the other Party will purchase, all right, title and interest in and to the Specified Cryptocurrency, respectively, in accordance with methods of settlement set forth in the relevant Trade Confirmation and as detailed below.

FORM OF DIGITAL ASSET TRADING AGREEMENT

(a)	Transfer and Delivery Process. Unless otherwise agreed to by the Parties:

i.	StoneX Initial Obligations. On the Settlement Date, (1) where StoneX is the purchaser, StoneX shall transfer, or cause to be transferred, the Payment Amount to Counterparty by transfer of immediately available funds to the account designated by Counterparty or, for cryptocurrencies, to the applicable location, wallet, address, account or storage device (the “Counterparty Wallet”) or (2) where StoneX is the seller, StoneX shall transfer, or cause to be transferred, the Specified Cryptocurrency to Counterparty by transfer of immediately available cryptocurrencies to the applicable Counterparty Wallet.

ii.	Counterparty Subsequent Obligations. Promptly following Counterparty’s receipt of the Payment Amount or receipt of the Specified Cryptocurrency, Counterparty shall either (i) where Counterparty is the seller, deliver, or cause to be delivered, the Specified Cryptocurrency to StoneX by transfer of cryptocurrencies to the applicable location, wallet, address, account or storage device (the “StoneX Wallet”), or (ii) where Counterparty is the purchaser, transfer or cause to be transferred, the Payment Amount to StoneX, by transfer of immediately available funds to the account designated by StoneX or cryptocurrencies to the applicable StoneX Wallet.

iii.	Errors; Erroneous Payments. The Parties each reserves the right, in a good faith and commercially reasonable manner, to determine that the price for Specified Cryptocurrency in an Executed Order is significantly different from prevailing market prices for such Specified Cryptocurrency (hereafter, an “Error”). Where an Error has been determined, the determining Party may declare such Executed Order null and void and thereafter, such Executed Order shall be of no further force and effect. Where StoneX or the Counterparty have transferred cryptocurrency or fiat currency to the other party in error (e.g., in excess of the Payment Amount) or as the result of an Error, the party receiving such erroneous payment (the “Receiving Party”) shall endeavor to return the excess fiat or cryptocurrency to the sender who erroneously made such payment (the “Sending Party”), as soon as practicable. The Sending Party shall bear any wire or transaction fees associated with returning the erroneous payment.

(b)	Batch Settlement. The Parties may elect to net and settle all transactions executed on any day or during a specified time period at one time (a “Batch Settlement”). The Trade Confirmation will indicate whether the Parties have elected a Batch Settlement process and the details surrounding such settlement or any additional, bespoke terms that have been agreed upon between the Parties.

(c)	Counterparty Net Open Position Limit. Prior to entering into the first transaction pursuant to the terms of the Agreement, StoneX may set a maximum net open position the Counterparty is allowed (the “NOP Limit”). For purposes of the foregoing, “net open position” means the current dollar value of the sum of all outstanding unsettled Executed Orders. In the event NOP Limit is exceeded, StoneX may restrict Counterparty from entering into transactions until the settlement of outstanding and unsettled Executed Orders such that the NOP Limit is no longer exceeded. The NOP Limit may be changed at any time by StoneX, with or without notice. It is understood that the establishment of an NOP Limit shall not obligate StoneX to accept any Trade Request or enter into any Executed Order.

Section 1.3    Authorized Users. Counterparty shall identify each individual authorized to enter into transactions for and on behalf of Counterparty on Exhibit C, (each an “Authorized User”). Counterparty agrees to promptly notify StoneX in writing of any changes or updates to Counterparty’s list of Authorized Users including notifying StoneX if any Authorized User is no longer authorized to act on behalf of Counterparty. Counterparty authorizes the StoneX to act upon any instructions, notices, demands, or requests (whether oral or written, delivered by mail, telephonically, or electronically) which StoneX reasonably believes to have been given by an Authorized User. StoneX shall not be liable for any action taken or not taken in good faith pursuant to such instructions, notices, demands or requests.

Section 1.4    Term. This Agreement shall remain in effect until terminated in writing by either Party; provided, however, that the Parties’ obligations with respect to any unsettled Executed Orders entered into prior to such termination and the Parties’ rights with respect to any other obligations that remain outstanding, shall survive such termination.

FORM OF DIGITAL ASSET TRADING AGREEMENT

Article II.

DEFINITIONS

Section 2.1    In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the meanings specified in this Article II:

“Business Day” means any day, other than a Saturday or Sunday, that commercial banks are open in New York City, New York.

“Cryptocurrency Network” shall mean the peer-to-peer computer network that governs the transfer of the applicable cryptocurrency.

“Counterparty Purchased Cryptocurrency” shall mean the number and type of cryptocurrency Counterparty is obligated to purchase from StoneX pursuant to an Executed Order and related Trade Confirmation.

“StoneX Purchased Cryptocurrency” shall mean the number and type of cryptocurrency StoneX is obligated to purchase from Counterparty pursuant to an Executed Order and Trade Confirmation.

“Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

“Foreign Shell Bank” shall mean a Foreign Bank without a Physical Presence in any country but does not include a regulated affiliate.

“Non-Cooperative Jurisdiction” shall mean any country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. See http://www.fatf-gafi.org for FATF’s list of non-cooperative countries and territories.

“OFAC” shall mean the United States Office of Foreign Assets Control. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/offices/enforcement/ofac/.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, trust, estate or other entity, either individually or collectively.

“Physical Presence” shall mean a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

“Settlement Date” shall mean, unless otherwise agreed in writing by the parties, with respect to any Executed Order if the time of the Executed Order is (i) after 8:30 a.m. New York City time but before 5:00 p.m. New York City time on a Business Day (the “Standard Trading Window”), no later than 5:00pm New York City time the following Business Day and (ii) (a) at a time outside of the Standard Trading Window, the Parties will agree to the Settlement Date at the time the Executed Order is entered.

FORM OF DIGITAL ASSET TRADING AGREEMENT

Article III.
REPRESENTATIONS AND WARRANTIES

Section 3.1 StoneX represents and warrants to Counterparty, as of the date hereof and on each Settlement Date:

(a)	StoneX is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida. StoneX has all necessary limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by StoneX of this Agreement, the performance by StoneX of its obligations hereunder and the consummation by StoneX of the transactions contemplated hereby have been duly authorized by all requisite company action on the part of StoneX.

(b)	This Agreement (i) has been duly executed and delivered by StoneX and (ii) assuming due authorization, execution and delivery by Counterparty, constitutes a valid and legally binding obligation of StoneX, enforceable against StoneX in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally.

(c)	Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does, or will violate any statute, regulation, rule, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which StoneX is subject or conflict with, violate or constitute a default under any agreement, debt or other instrument to which StoneX is a party.

(d)	Neither StoneX, nor any Person who controls StoneX or any Person for whom StoneX is acting as an agent or nominee, as applicable (1) bears a name that appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time; (2) is a Foreign Shell Bank; or (3) resides in or whose funds are transferred from or through an account in a Non- Cooperative Jurisdiction.

(e)	With respect to any Counterparty Purchased Cryptocurrency that StoneX sells, transfers and delivers to Counterparty, StoneX is the lawful owner of such Counterparty Purchased Cryptocurrency with good and marketable title thereto, and StoneX has the absolute right to sell, assign, convey, transfer and deliver such Counterparty Purchased Cryptocurrency. Such Counterparty Purchased Cryptocurrency shall be delivered free and clear of any and all security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances or similar rights.

(f)	StoneX is the lawful owner of each StoneX Wallet and has good title thereto. Each StoneX Wallet is owned and operated solely for the benefit of StoneX. Each account designated by StoneX to receive fiat from Counterparty is owned by StoneX.

(g)	StoneX agrees, understands and acknowledges that (i) Counterparty engages in the bilateral purchase and sale of cryptocurrencies, including any such transaction contemplated by this Agreement, solely on a proprietary basis for investment purposes for its own account; (ii) if Counterparty transacts with StoneX it does so solely on a bilateral basis; and (iii) Counterparty is not providing and will not provide any fiduciary, advisory, exchange or other similar services with respect to StoneX, any person related to or affiliated with StoneX, or any transaction subject to this Agreement. StoneX further agrees, represents and warrants that (x) StoneX is solely responsible for any decision it makes to enter into a transaction subject to this Agreement, including the evaluation of any and all risks related to any such transaction; and (y) in entering into any such transaction, StoneX has not relied on any statement or other representation of Counterparty other than as expressly set forth herein.

Section 3.2    Counterparty hereby represents and warrants to StoneX, as of the date hereof and on each Settlement Date:

(a)	Counterparty is a Delaware statutory trust duly organized, validly existing and in good standing under the laws of State of Delaware. Counterparty has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Counterparty of this Agreement, the performance by Counterparty of its obligations hereunder and the consummation by Counterparty of the transactions contemplated hereby have been duly authorized by all requisite company action on the part of Counterparty.

FORM OF DIGITAL ASSET TRADING AGREEMENT

(b)	This Agreement (i) has been duly executed and delivered by Counterparty and (ii) assuming due authorization, execution and delivery by StoneX, this Agreement constitutes a valid and legally binding obligation of Counterparty, enforceable against Counterparty in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally.

(c)	Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does, or will violate any statute, regulation, rule, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Counterparty is subject or conflict with, violate or constitute a default under any agreement, debt or other instrument to which Counterparty is a party.

(d)	Neither Counterparty, nor any Person who controls Counterparty or any Person for whom Counterparty is acting as an agent or nominee, as applicable (1) bears a name that appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time; (2) is a Foreign Shell Bank; or (3) resides in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction.

(e)	With respect to any StoneX Purchased Cryptocurrency, Counterparty sells, transfers and delivers to StoneX, Counterparty is the lawful owner of such StoneX Purchased Cryptocurrency with good and marketable title thereto, and Counterparty has the absolute right to sell, assign, convey, transfer and deliver such StoneX Purchased Cryptocurrency. Such StoneX Purchased Cryptocurrency shall be delivered free and clear of any and all security interests, liens, pledges, claims (pending or threatened), charges, escrows, encumbrances or similar rights.

(f)	Counterparty is the lawful owner of each Counterparty Wallet and has good title thereto. Each Counterparty Wallet is owned and operated solely for the benefit of Counterparty. Each account designated by Counterparty to receive fiat from StoneX is owned by Counterparty.

(g)	Counterparty agrees, understands and acknowledges that (i) StoneX engages in the bilateral purchase and sale of cryptocurrencies, including any such transaction contemplated by this Agreement, solely on a proprietary basis for investment purposes for its own account; (ii) if StoneX transacts with Counterparty it does so solely on a bilateral basis; and (iii) StoneX is not providing and will not provide any fiduciary, advisory, exchange or other similar services with respect to Counterparty, any person related to or affiliated with Counterparty, or any transaction subject to this Agreement. Counterparty further agrees, represents and warrants that (x) Counterparty is solely responsible for any decision it makes to enter into a transaction subject to this Agreement, including the evaluation of any and all risks related to any such transaction; and (y) in entering into any such transaction, Counterparty has not relied on any statement or other representation of StoneX other than as expressly set forth herein.

Article IV.
EVENTS OF DEFAULT

Section 4.1    Events of Default. Each of the following shall be deemed an “Event of Default” with respect to the Parties:

(a)	A Party fails to comply with any provision of, or perform any obligation under, this Agreement , including its obligation to deliver any Specified Cryptocurrency or Payment Amount when due;

(b)	Any material representation or warranty made by a Party in this Agreement is not or ceases to be true or correct in any material respect and is not capable of being cured within a commercially reasonable period of time;

FORM OF DIGITAL ASSET TRADING AGREEMENT

(c)	A Part has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted and either (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief of the making of an order for its winding-up or liquidation, or (ii) is not dismissed, discharged, stayed or restrained, in each case within sixty (60) days of the institution or presentation thereof;

(d)	A Party admits in writing it is unable to pay its debts as they become due; or

(e)	Any regulatory authority with jurisdiction over the Party (i) suspends the conduct of Counterparty’s business or revokes any material authorizations, memberships, licenses or other similar approvals or (ii) institutes any proceeding (a) alleging fraud, breach of fiduciary duty or violation of law by the Party or (b) involving this Agreement.

Section 4.2    Remedies. Upon the occurrence of an Event of Default, the non-defaulting Party shall have the right, in its sole discretion, to take any of the following actions:

(a)	Cancel and terminate any or all transaction that has not yet settled and require defaulting Party to pay the non-defaulting Party an amount reasonably determined by the non-defaulting Party to compensate it for any and all losses, costs, expenses, and fees incurred in connection with such cancelled or terminated trade(s).

(b)	Set off and net any obligations of the non-defaulting Party or its affiliates to the defaulting Party or its affiliates against any obligations of the defaulting Party or its affiliates to the non-defaulting Party or its affiliates;

(c)	Terminate any or all of the non-defaulting Party’s obligations for future performance to the defaulting Party; and

(d)	Take such other actions as the non-defaulting Party, in its sole discretion, deems necessary or appropriate for its protection, all without notice or advertisement.

Article V.
LIMITATION OF LIABILITY; INDEMNITY

Section 5.1    Use of E-Execution System. By accessing the E-Execution System, Counterparty agrees that: (a) the E-Execution System is being provided to Counterparty on an “as is” basis for its internal use only and only Authorized Users shall access the E-Execution System; (b) Counterparty shall, and shall cause each Authorized User to, access the E-Execution System exclusively through a secure point including, but not limited to graphical or programmatic interfaces, whether accessed via the Internet, a private connection or any other technological means, using unique login credentials assigned to each Authorized User, (c) Counterparty assumes all risk and bears sole responsibility for establishing access to the E-Execution System; (d) all information including, but not limited to pricing data, provided via the E-Execution System (the “E-Execution System Information”) is and shall remain the sole and exclusive property of StoneX, (e) Counterparty shall have no right to use the E-Execution System Information except as expressly permitted by this Agreement, (f) Distribution of E-Execution System Information is expressly prohibited; (g) StoneX may deny Counterparty’s access to the E-Execution System at any time and without notice, if StoneX reasonably believes that such access is in violation of this Agreement; (h) Counterparty shall be responsible for all acts or omissions of any person utilizing the E-Execution System, including, but not limited to, orders placed or transactions executed via the E-Execution System through Counterparty’s access; (i) StoneX will use reasonable efforts but is under no obligation to accept an order from Counterparty for the purchase or sale of a cryptocurrency based on streaming price provided through the E-Execution System or cancel an order that Counterparty seeks to cancel; (j) StoneX has no responsibility for Counterparty transmissions that are inaccurate or not received by StoneX; and (k) StoneX makes no warranty, express or implied, concerning the E-Execution System or with respect to any data or information made available through the E-Execution System and StoneX expressly disclaims any implied warranties of merchantability, non-infringement or fitness for a particular purpose, including any warranty for the use of the E-Execution System with respect to its correctness, quality, accuracy, completeness, reliability, performance, timeliness, continued availability or otherwise.

FORM OF DIGITAL ASSET TRADING AGREEMENT

Section 5.2    Limitation of Liability. COUNTERPARTY’S USE OF THE E-Execution System IS AT COUNTERPARTY’S OWN RISK. NEITHER STONEX NOR ANY OF ITS OWNERS, OFFICERS, AFFILIATES, EMPLOYEES AND AGENTS (EACH A “STONEX PARTY”) SHALL BE LIABLE TO COUNTERPARTY FOR ANY LOSS, COST, DAMAGE OR OTHER INJURY, WHETHER IN CONTRACT OR TORT, ARISING OUT OF OR CAUSED IN WHOLE OR IN PART BY INFORMATION PROVIDED BY STONEX, INCLUDING ANY INFORMATION PROVIDED THROUGH THE E-Execution System, Except to the extent caused by StoneX gross negligence or willful misconduct. IN NO EVENT WILL ANY STONEX PARTY BE LIABLE TO COUNTERPARTY OR ANY THIRD PARTY FOR (I) ANY ACT OR OMISSION (INCLUDING INSOLVENCY) OR DELAY OF ANY THIRD PARTY, INCLUDING ANY BANK, DIGITAL WALLET PROVIDER OR DIGITAL CURRENCY EXCHANGE OR ANY OF THEIR AGENTS OR SUBCONTRACTORS, (II) ANY INTERRUPTION OR DELAYS OF SERVICE, SYSTEM FAILURE, OR ERRORS IN THE DESIGN OR FUNCTIONING OF ANY ELECTRONIC SYSTEM, Except to the extent caused by StoneX gross negligence or willful misconduct, OR (III) ANY PUNITIVE, CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT (INCLUDING LOST PROFITS AND TRADING LOSSES AND DAMAGES) OR SIMILAR DAMAGES, EVEN IF A STONEX ENTITY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THIS PROVISION SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THE AGREEMENT.

Section 5.3    Indemnity. StoneX and Counterparty will each indemnify, defend and hold the other Party harmless together with its officers, directors, members, affiliates, employees, agents and licensors (the “Indemnified Parties”) from and against all losses, liabilities, judgments, proceedings, claims, damages and costs (including attorneys’ fees) resulting from any third-party action related to: (i) breach of the terms of this Agreement, (ii) violation of any applicable law, rule or regulation, (iii) reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the other Party, or (iv) other acts or omissions in connection with the execution of transactions with the other Party. Neither Party will settle any matter without the other Party’s prior written consent unless such settlement contains a full release of the Indemnified Parties and does not contain or otherwise require an admission of liability by any Indemnified Party. For the avoidance of doubt, this indemnity provision shall survive any termination of this Agreement.

Article VI.
MISCELLANEOUS

Section 6.1    Amendments; Waivers.

The provisions of this Agreement may be amended only if the other Party has consented in writing (or been deemed to consent) to such amendment. No consent with respect to any action or omission shall operate as a consent to, waiver of, or estoppel with respect to, any other or subsequent action or omission. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or at equity.

Section 6.2    Assignment; Successors and

Assigns. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors, heirs, personal representatives, and permitted assigns. Neither Party may assign or delegate its rights or obligations hereunder without the prior written consent of the other Party, which may be withheld in its sole discretion.

Section 6.3    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 6.4    Descriptive Headings and Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless otherwise indicated, references to Articles and Sections herein are references to Articles and Sections of this Agreement.

FORM OF DIGITAL ASSET TRADING AGREEMENT

Section 6.5    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. EACH PARTY, (i) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (ii) SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK AND EACH PARTY AGREES NOT TO INSTITUTE ANY SUCH ACTION OR PROCEEDING IN ANY OTHER COURT IN ANY OTHER JURISDICTION. Each Party irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in the courts referred to in this Section 6.5.

Section 6.6    Confidentiality. Each of StoneX and Counterparty hereby agrees to not disclose, and to otherwise keep confidential, the transactions contemplated hereby, any information provided by or set forth on the E-Execution System, the existence or nature of any relationship between the Parties, the name of the other Party or the fact that the Parties engaged in any transaction (“Confidential Information”), provided, however, that each Party may disclose Confidential Information to its directors, officers, members, employees, agents, affiliates, trustees, depositaries, and professional advisers or to financial institutions providing services to a Party in connection with any applicable anti-money laundering or compliance requirements. If either Party is required by law, rule or regulation, or advised by legal counsel to disclose such information (the “Required Party”), the Required Party will, to the extent legally permissible, provide the other Party (the “Subject Party”) with prompt written notice of such requirement so that such Subject Party may seek an appropriate protective order or waive compliance with this Section 6.7. The Subject Party shall promptly respond to such request in writing by either authorizing the disclosure or advising of its election to seek such a protective order, or, if such Subject Party fails to respond promptly, such disclosure shall be deemed approved. Each Party hereby further agrees to not make any public announcement, public statement or advertisement relating to the relationship of the Parties or the fact that the Parties engaged in any transaction without the prior written consent of the other Parties, except as otherwise required by law or regulation, including disclosure in a prospectus or other regulatory filing. The Parties agree to at all times have in place procedures reasonably designed to prevent the use and dissemination of Confidential Information except as permitted by this Section 6.6. The confidentiality obligations set forth in this Section 6.6 shall survive the termination or expiration of this Agreement.

Section 6.7    Entire Agreement. This Agreement and each Executed Order and related Trade Confirmation contain the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, among the Parties with respect thereto.

Section 6.8    Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts taken together shall constitute one and the same instrument. Transmission by email or other form of electronic transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 6.9    Notices, Consents, etc. Any notices, consents or other communications required or permitted to be sent or given hereunder by either of the Parties shall in every case be in writing and shall be deemed properly served if (i) delivered personally, (ii) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (iii) delivered by a recognized overnight courier service or (iv) sent via email, to the Parties, at the addresses as set forth below or at such other addresses as may be furnished in writing.

(a)	If to StoneX, to:

StoneX Digital LLC

1075 Jordan Creek Parkway, Suite 300

West Des Moines, IA 50266

(b)	If to Counterparty, the address specified in its signature block on the signature page hereto

Date of service of such notice shall be (w) the date such notice is personally delivered or sent by email (it being agreed and understood that if an email is not sent during the normal business hours of the receiving party such email shall be deemed to have been sent at the opening of business on the next business day for the receiving party), (x) three (3) business days after the date of mailing if sent by certified or registered mail, or (y) one (1) business day after date of delivery to the overnight courier if sent by overnight courier.

FORM OF DIGITAL ASSET TRADING AGREEMENT

Section 6.10 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

Section 6.11 Force Majeure. No Party shall be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of such Party, including any act of God; embargo; natural disaster; act of civil or military authorities; act of terrorists including cyber-related terrorist acts; hacking (not reasonably preventable by market standard security or other measures); suspension of market trading in an asset; civil disturbance; war; strike or other labor dispute; fire; severe weather that caused catastrophic damage; technological disruptions such as interruption in telecommunications, Internet services or network provider services, or failure of communication lines that were not reasonably preventable by market standard security, backup, disaster recovery, or other market standard measures; unauthorized third-party access ; third-party theft;; plague; epidemic; pandemic; outbreaks of infectious disease or any other public health crises, including quarantine or other employee restrictions; or any other catastrophe or other occurrence which is beyond the reasonable control of such Party.

Section 6.12 Survival. All provisions of this Agreement which by their nature extend beyond the termination of this Agreement, including, sections pertaining to termination, cancellation, disputes, the treatment of confidential information, and general provisions such as indemnification and limitation of liability, shall survive the termination of this Agreement.

Section 6.13 Additional Bankruptcy Matters. The Parties acknowledge that each Executed Order is a “securities contract,” “swap agreement,” “forward contract,” “repurchase agreement,” or “commodity contract” within the meaning of Title 11 of the United States Code (the “Bankruptcy Code”) and that each delivery, transfer, and payment made or required to be made by, contemplated by, or contemplated in connection with, any transaction hereunder is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Sections 362(b)(6), (7), (17) and/or (27) and Sections 546(e), (f), (g) and/or (j) of the Bankruptcy Code. The Parties further acknowledge that this Agreement is a “master netting agreement” within the meaning of the Bankruptcy Code.

Section 6.14 Recordings. Each Party recognizes that both Parties are afforded protection by the recording of telephone conversations, and each Party is aware that the other may record conversations between the Parties and their representatives relating to the matters referred to in this Agreement, and each Party consents to such recording. Each Party recognizes that the other party may record conversations without further notice and without assuming responsibility to make or retain such recordings.

Section 6.15 StoneX. Except as permitted by Section 6.6, Counterparty shall not use the name of StoneX or any of affiliates without StoneX’s prior written consent, including without limitation in any advertisement, publication or offering material.

[Signature page follows]

FORM OF DIGITAL ASSET TRADING AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

STONEX DIGITAL LLC

By: /s/Eric M. Rose
Name: Eric Rose
Title: Global Head of StoneX Digital

COUNTERPARTY:

T. ROWE PRICE SPONSOR LLC, ACTING AS

AGENT ON BEHALF OF, THE T. ROWE PRICE

ACTIVE CRYPTO ETF, and NOT IN ITS

INDIVIDUAL CAPACITY

By: /s/Jeremy Mitzel
Name: Jeremy Mitzel
Title: Vice President

Address for notices:

1307 Point Street

Baltimore, MD 21231

Attention: Legal Capital Markets Team

Email: legal_capital_markets_team@troweprice.com

FORM OF DIGITAL ASSET TRADING AGREEMENT

Exhibit B

Counterparty’s Location, Wallet, Address, Account or Storage Device

To Be Provided in Separate Writing

USD Wire Instructions

Domestic:

Bank:

Bank Address:

ABA Number:

Beneficiary Name:

Beneficiary Address:

Account Number:

International:

Intermediary Bank:

Bank Address:

SWIFT:

ABA Number:

Receiving Bank:

Receiving Bank Address:

Routing Number:

Beneficiary Name:

Beneficiary Address:

Account Number:

BTC Address

[____]